Exhibit 10.29

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is executed this 15th day of December, 2006, to be effective as of June 22, 2006 (the “Effective Date”) between the Seneca Gaming Corporation (the “Company”), a wholly-owned subsidiary of the Seneca Gaming Corporation and a governmental instrumentality of the Seneca Nation of Indians of New York (the “Nation”), and Pat Fox (“Employee”).

WHEREAS, it is in the best interest of the Company and the Employee that there be a written contract defining the rights and obligations of the parties under their employment arrangement.

IT IS HEREBY AGREED AS FOLLOWS:

1.                                       Employment

The Company hereby employs Employee as Vice President and Chief Financial Officer and Employee hereby accepts such employment under the terms and conditions of this Agreement.  Employee shall work under the authority of the President and Chief Executive Officer or his designee.  Employee shall perform all of the duties generally associated with the position and such other duties as shall be assigned from time to time by the President and Chief Executive Officer or his designee, including those duties set forth on Exhibit A hereto.  Employee agrees to devote Employee’s full business time, attention and best efforts exclusively to rendering the services described herein and agrees that Employee will not engage in any other business activity during the Term.

2.                                       Term

The term of this Agreement (the “Term”) shall commence upon the Effective Date, and terminate on June 21, 2008 (the “Termination Date”), unless renewed by a subsequent written agreement of the parties.  The Term may be sooner terminated by either party in accordance with section 4 of this Agreement.

3.                                       Compensation; Benefits

A.                                   The Company shall pay Employee an initial salary of Three Hundred Twenty-Five Thousand Dollars ($325,000) per year (“Base Compensation”).  The Company shall review said salary on an annual basis (prior to or in connection with the close of its fiscal year) at which time the Company shall determine in its sole discretion whether or not said salary shall be increased and the timing thereof.  Said salary shall be payable in periodic payments in accordance with the Company’s regular payroll practices.

B.                                     Employee may also be eligible to participate in annual incentive compensation or other bonus programs as determined by the Company in its sole discretion.

C.                                     During the Term, Employee shall be entitled to participate in such employee benefit plans and insurance programs offered by the Company, or which it may adopt from time to time, for its employees, in accordance with the terms and conditions thereof.

4.                                       Termination

A.                                   Employee’s employment hereunder may be terminated by the Company prior to the Termination Date under the following circumstances:

(i)                                     upon revocation or disapproval of the license required pursuant to the Nation-State Gaming Compact between the Seneca Nation of Indians and the State of New York (the “Compact”), or upon disapproval by the National Indian Gaming Commission of the issuance of any license by the Nation pursuant to its own gaming ordinances, if either such action renders it unlawful for Employee to perform in the capacity set forth in this Agreement, or if any event renders it unlawful for the Nation and/or the Company to continue to conduct casino gaming on Nation Territory.  For purposes of this Agreement, “Nation Territory” shall include current or future Nation territory where the Company conducts or will conduct its gaming operations as of the date Employee’s employment is terminated;

(ii)                                  upon revocation or disapproval of such licenses for Employee as are required pursuant to the Compact and/or by the Nation’s or the Company’s gaming ordinances;

(iii)                               Employee shall commit an act constituting “Cause,” which is defined to mean:

(a)                                  an act of dishonesty by Employee intended to result in gain or personal enrichment of Employee or others at the expense of the Company or any of its affiliates;

(b)                                 the deliberate and intentional refusal by Employee (except by reason of disability) to perform Employee’s duties hereunder;

(c)                                  acts or omissions of Employee constituting gross negligence in the performance of Employee’s duties hereunder; or

(d)                                 failure to perform any material term or condition of this Agreement after written notice thereof from Company and a reasonable opportunity to cure such failure (as determined by Company and specified in the notice of breach).

(iv)                              Employee shall die or the Company shall for any reason within the Company’s or the Nation’s control permanently cease to conduct casino gaming on Nation Territory; or

(v)                                 Employee shall become unable to perform the duties and responsibilities set forth in this Agreement for a period of 180 days in any 365 day period by reason of long-term physical or mental disability.

B.                                     If Employee’s employment should be terminated under paragraph 4A above, then the Company shall as soon as administratively feasible following termination pay Employee (or Employee’s estate, if applicable) the Base Compensation earned through the date Employee is terminated, whereupon the Company shall have no further liability or obligation to Employee under this Agreement or otherwise.

C.                                     If Employee’s employment should be terminated by the Company for any reason other than those specified in paragraph 4A above (it being understood that a purported termination for Cause which is contested by Employee and finally determined not to have been proper shall be treated as a termination under this paragraph 4C) or paragraph 4D below, then the Company shall: (i) as soon as administratively feasible, pay Employee his or her Base Compensation earned, but unpaid, through the date Employee is terminated, and (ii) as soon as administratively feasible following the applicable revocation period set forth in the general release of claims contemplated in paragraph 4E below and provided Employee does not revoke the general release or breach any provision in section 5 of this Agreement following Employee’s termination, in which case all payments under this clause (ii) shall cease, continue to pay Employee his or her Base Compensation in effect as of the date of termination for a period equal to the lesser of six (6) months or the remainder of the Term, whereupon the Company shall have no further liability or obligation to Employee under this Agreement; provided, however, that Employee shall have a duty to mitigate damages by seeking other employment.  If Employee shall obtain other employment, perform consulting services or become entitled to unemployment benefits, Employee shall immediately notify the Company in writing and the Company shall have the right to offset on a dollar for dollar basis any amounts payable to Employee under this clause (ii) by any amounts earned by Employee through other employment, consulting activities or unemployment benefits.  Employee agrees to keep the Company informed of whether Employee’s employment or consulting activities are on a full or part-time basis, and to provide the Company with such other details as the Company shall request.

D.                                    Employee may terminate his or her employment for any reason upon sixty (60) days prior written notice to the Company.  If Employee terminates his or her employment pursuant to this section 4D, the Company shall as soon as administratively feasible following termination pay Employee the Base Compensation earned through the date of termination, whereupon the Company shall have no further liability or obligation to Employee under this Agreement or otherwise, including obligations to pay Employee post-termination severance compensation.

E.                                      Employee acknowledges and agrees that the payments set forth in this section 4 constitute liquidated damages for termination of Employee’s employment during the Term and such liquidated damages shall be his only remedy with respect to any claim, including, without limitation, breach of contact, he may have under this Agreement and that prior to receiving any such payments under section 4 and as a material condition thereof, Employee shall sign and agree to be bound by a general release of claims in favor of the Company and its affiliates related to

Employee’s employment (and termination of employment) with the Company and, if applicable, any affiliates in substantially the form attached hereto as Exhibit B as may be modified by the Company in good faith to reflect changes in law or its employment practices.  Notwithstanding any other provision of this Agreement to the contrary, Employee acknowledges and agrees that other than any claim for the liquidated damages contemplated hereunder, Employee waives any rights to be awarded any other damages with respect to any claim Employee may have under this Agreement, including, without limitation, compensatory or punitive damages.

5.                                       Restrictive Covenants

For purposes of this section 5, the term “Company” shall include, in addition to the Company, its affiliates and any of their respective predecessors, successors, and assigns.

A.                                   Employee acknowledges that:  (i) as a result of Employee’s employment  with the Company, Employee will obtain secret, proprietary and confidential information concerning the business of the Company, including, without limitation, business and marketing plans, strategies, employee lists, patron lists, operating procedures, business relationships (including persons, corporations or other entities performing services on behalf of or otherwise engaged in business transactions with the Company), accounts, financial data, know-how, computer software and related documentation, trade secrets, processes, policies and/or personnel, and other information relating to the Company (“Confidential Information”); (ii) the Confidential Information has been developed and created by the Company at substantial expense and the Confidential Information constitutes valuable proprietary assets and the Company will suffer substantial damage and irreparable harm which will be difficult to compute if, during the term of the Agreement and thereafter, Employee should enter a Competitive Business (as defined herein) in violation of the provisions of this Agreement; (iii) the Company will suffer substantial damage which will be difficult to compute if, during the Term or thereafter, Employee should solicit or interfere with the Company’s employees or patrons or should divulge Confidential Information relating to the business of the Company; (iv) the provisions of this section 5 are reasonable and necessary for the protection of the business of the Company; (v) the Company would not have hired or employed Employee unless Employee signed this Agreement; and (vi) the provisions of this Agreement will not preclude Employee from other gainful employment.  “Competitive Business” shall mean any gaming establishment which provides to its patrons games of chance such as slot machines, card games, roulette, and similar games in the State of New York or within a 100 mile radius of Nation Territory, and any other business in which the Company is then engaged as of the date of termination of this Agreement.

B.                                     Employee acknowledges and agrees that the unauthorized disclosure or misuse of Confidential Information will cause substantial damage to the Company.  Therefore, Employee agrees not to, at any time, either during the Term or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm or corporation any Confidential Information obtained or learned by Employee during the course of Employee’s employment with the Company, with regard to the operational, financial, business or other affairs and activities of the Company, their officers, directors or employees and the entities with which they have business relationships, except (i) as may be necessary to the performance of Employee’s duties with the Company, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in the public domain other than as a result of Employee’s breach of any of obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other government process which is consistent with the terms and conditions of paragraphs 15(f) and 15(g) of the Compact and, in such event, Employee shall cooperate with the Company in attempting to keep such information confidential.

C.                                     During Employee’s employment with the Company and for one (1) year after Employee’s termination of employment for any reason (the “Restricted Period”), Employee, without the prior written permission of the Company, shall not, directly or indirectly, (i) enter into the employ of or render any services to any  corporation, limited liability company, entity, trust, group, company, partnership or individual, engaged in a Competitive Business; or (ii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, member, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.  This paragraph 5C shall not prevent Employee from owning common stock in a publicly traded corporation which owns or manages a casino provided Employee does not take an active role in the ownership or management of such corporation and Employee’s ownership interest represents less than 3% of the voting securities and/or economic value of such corporation.

D.                                    By executing this Agreement, Employee acknowledges that Employee understands that the Company’s ability to operate its business depends upon its ability to attract and retain skilled people and that the Company has and will continue to invest substantial resources in training such individuals.  Therefore, during the Restricted Period, Employee shall not, without the prior written permission of the Company, directly or indirectly solicit, employ or retain, or have or cause any other person or entity to solicit, employ or retain, any person who is employed or is providing personal services to the Company.

E.                                      By executing this Agreement, Employee acknowledges that Employee understands that the Company’s ability to operate its business depends upon its ability to attract and retain vendors and patrons.  Therefore, during the Restricted Period, Employee shall not, directly or indirectly, solicit, contact, interfere with, or endeavor to entice away from the Company any of its current or potential patrons or any such persons or entities that were patrons of the Company within the one year period immediately prior to Employee’s termination of employment.  Employee further agrees that, during the Restricted Period, Employee shall not, directly or indirectly, interfere with, or endeavor to entice away from the Company any of its current or potential vendors or any such persons or entities that were vendors of the Company within the one year period immediately prior to Employee’s termination of employment.

F.                                      Employee acknowledges and agrees during Employee’s employment and for all time thereafter that Employee will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company and its officers, directors, employees, affiliates, or agents thereof in either a professional or personal manner.  The Company acknowledges and agrees that during Employee’s employment and for all time thereafter, the Company will not defame or publicly criticize Employee either in a professional or personal manner, except as may be necessary to defend the Company from comments made by or on behalf of Employee.

G.                                     If Employee commits a breach, or threatens to commit a breach, of any of the provisions of this section 5 of the Agreement, the Company shall have the right and remedy to have the provisions specifically enforced by any court or other body having jurisdiction, it being acknowledged and agreed by Employee that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.  Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.  Accordingly, Employee consents to the issuance of an injunction, whether preliminary or permanent, consistent with the terms of this Agreement.

H.                                    If, at any time, the provisions of this Agreement shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and Employee and the Company agree that this Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

6.                                       Miscellaneous

A.                                   Employee represents to Company that there are no restrictions or agreements to which Employee is a party which would be violated by Employee’s execution of this Agreement and Employee’s employment hereunder.

B.                                     This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Seneca Nation of Indians.

C.                                     No amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by both parties.

D.                                    This Agreement contains the entire agreement between the parties and may not be amended or modified except by a writing signed by the party sought to be charged.

E.                                      The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

F.                                      Except as otherwise provided herein, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter.  Except as otherwise provided herein, any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

G.                                     All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

H.                                    The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

I.                                         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall be deemed to constitute one and the same instrument.

7.                                       Assignment

This Agreement may not be assigned by either party unless consented to by the other party in writing.

8.                                       Compliance with Section 409A of the Code

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed and interpreted in accordance with such intent.  Employee acknowledges and agrees that the Company may revise any provision in this Agreement (including, without limitation, provisions concerning the timing of any payments described hereunder) to the extent necessary to comply with Section 409A of the Code and any regulations and/or guidance promulgated thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SENECA GAMING CORPORATION

By:	/s/ John Pasqualoni	Date:
John Pasqualoni
President & CEO

EMPLOYEE

	/s/ Patrick M. Fox	Date
Patrick M. Fox

EXECUTION COPY

Exhibit A

Description of Duties

JOB SUMMARY:

The Vice President of Finance and CFO is directly responsible for the efficient and effective operations of the Finance, Purchasing and Warehouse departments and their employees. Responsible for timely issuance of all financial reports, including Securities and Exchange Commission (SEC) filings and compliance with Sarbanes Oxley requirements. The Vice President of Finance and CFO assumes direct responsibility for ensuring that these departments are operating within the guidelines of the Seneca Gaming Corporation’s policies and procedures, Internal Control Standards and objectives.  Oversees all financial and operational accounting functions through his/her direct reports.

ESSENTIAL FUNCTIONS AND RESPONSIBILITIES include the following. Other duties may be assigned:

1.              Creates, develops and implements an effective strategy of departmental organization and following management objectives.

2.               Develops departmental business plans to include performance and profit objectives for short and long-term goals.

3.               Establishes, monitors, and reviews all departmental budgets on a regular basis.  Ensure departments are meeting or exceeding established financial and performance goals.  Provides recommendations to improve financial results.

4.               Reviews activity reports and financial statements to determine progress and status in attaining objectives and proposes revisions to plans in accordance with current conditions.

5.               Ensures effective recruitment, hiring, training, recognition, coaching, terminations, and other personnel related matters are being handled appropriately throughout all departments.

6.               Responsible for the development of departmental procedures and compliance with internal controls to ensure proper financial operations, including compliance with Sarbanes Oxley requirements of the SEC.

7.               Oversees and directs budgeting, income audit, financial analysis, financial reporting, general accounting, purchasing, and risk management areas.

8.               Responsible for the timely issuance of internal financial reports, and all financial filings with the SEC, including, 10-K, 10-Qs and, when appropriate 8-Ks.

9.               Coordinates obtaining all internal officer certification for SEC filings.

10.         Ensures compliance with of the debt covenants of the Company’s debt.

11.         In conjunction with the COO maintains relationships with the Company’s investors and analysts ensuring timely and accurate supply of financial data in compliance with all confidential guidelines of the Company and the SEC.

12.         Informs appropriate management of the Company’s and its subsidiaries financial position, and issues financial and operating reports.

13.         Coordinates the establishment of budget programs.

14.         Oversees and directs the preparation and issuance of the Nation Gaming Operations regulatory and required reports, including SEC.

15.         Through staff, provides analysis of marketing promotions and events.

16.         Communicates regularly with subordinate managers regarding operational, business policy and staffing issues.

17.         Evaluates management performance and provides feedback in order to further develop management team.

18.         Implements and monitors controls designed to assure full compliance with state, Federal, and Nation regulatory requirements.

19.         Provides exceptional customer service to all patrons and communicates in a pleasant, friendly, and professional manner at all times.  Maintains a professional work environment with supervisors and staff.

20.         Attends all necessary training meetings.

21.         Member of SARC, Credit and Complimentary Committees.

22.         Duties, responsibilities, requirements and expectations pertaining to this job are subject to change as needed.  Hours are determined by 24-hour schedule.

23.

EXECUTION COPY

Exhibit B

Form of Release

See Attached.

MUTUAL RELEASE OF ALL CLAIMS

Release of Claims by Executive.

It is understood and agreed by the Seneca Gaming Corporation (the “Company”), a governmental instrumentality of the Seneca Nation of Indians of New York, and ___________________ (“Executive”), that in consideration of the mutual promises and covenants contained in this general release of all claims (the “Release Agreement”), Executive, on behalf of Executive and Executive’s agents, representatives, administrators, receivers, trustees, estates, heirs, devisees, assignees, legal representatives, and attorneys, past or present (as the case may be), hereby irrevocably and unconditionally releases, discharges, and acquits all the Released Parties (as defined below) from any and all claims, promises, demands, liabilities, contracts, debts, losses, damages, attorneys’ fees and causes of action of every kind and nature, known and unknown, up to and including the Effective Date (as defined below), provided, however, that any claims arising after the Effective Date from the then present effect of acts or conduct occurring on or before the Effective Date shall be deemed released under this agreement, including but not limited to causes of action, claims or rights arising out of, or which might be considered to arise out of or to be connected in any way with (i) Executive’s employment or service with the Company and, to the extent applicable, a Released Party, or the termination thereof; (ii) the Employment Agreement dated as of _______________ between the Company and Executive, or the termination thereof; (iii) any treatment of Executive by any of the Released Parties, which shall include, without limitation, any treatment or decisions with respect to hiring, placement, promotion, discipline, work hours, demotion, transfer, termination, compensation, performance review, or training; (iv) any statements or alleged statements by the Company or any of the Released Parties regarding Executive, whether oral or in writing; (v) any damages or injury that Executive may have suffered, including without limitation, emotional or physical injury, compensatory damages, or lost wages; (vi) employment discrimination, which shall include, without limitation, any individual or class claims of discrimination on the basis of age, disability, sex, race, religion, national origin, citizenship status, marital status, sexual preference, or any other basis whatsoever; or (vii) all such other claims that Executive could assert against any, some, or all of the Released Parties in any forum, whether such claims are known or unknown, accrued or unaccrued, liquidated or contingent, direct or indirect.

Said release shall be construed as broadly as possible and shall also extend to release the Released Parties, without limitation, from any and all claims that Executive has alleged or could have alleged, whether known or unknown, accrued or unaccrued, against any Released Party for violation(s) of any of the following, to the extent applicable:  the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Civil Rights Act of 1991; Sections 1981-1988 of Title 42 of the United States Code; the Equal Pay Act; the Employee Retirement Income Security Act of 1974, as amended; the Immigration Reform Control Act, as amended; the Americans with Disabilities Act of 1990, as amended; the Fair Labor Standards Act, as amended; the Occupational Safety and Health Act, as amended; the New York Human Rights Law; the New York City Human Rights

Law; the New York Labor Law; the New York Whistleblower Protection Law; the New York Wage and Hour Laws; the New York City Administrative Code; any other tribal, federal, state, or local law or ordinance; any public policy, whistleblower, contract, tort, or common law; and any demand for costs or litigation expenses, including but not limited to attorneys’ fees.

The term “Released Parties” or “Released Party” as used herein shall mean and include: the Company and the Company’s parents, subsidiaries, affiliates, and all of their predecessors and successors (collectively, the “Released Entities”), and with respect to each such Released Entity, all of its former, current, and future officers, directors, agents, representatives, employees, servants, owners, shareholders, partners, joint venturers, attorneys, insurers, administrators, and fiduciaries, and any other persons acting by, through, under, or in concert with any of the persons or entities listed herein.

Pursuant to the Older Workers Benefit Protection Act of 1990, Executive understands and acknowledges that by executing this Release Agreement and releasing all claims against any of the Released Parties, Executive has waived any and all rights or claims that Executive has or could have against any Released Party under the Age Discrimination in Employment Act, which includes any claim that any Released Party discriminated against Executive on account of Executive’s age.  Executive also acknowledges the following:

(a)                                  The Company, by this written Release Agreement, has advised Executive to consult with an attorney prior to executing this Release Agreement;

(b)                                 This Release Agreement does not include claims arising after the Effective Date, provided, however, that any claims arising after the Effective Date from the then present effect of acts or conduct occurring on or before the Effective Date shall be deemed released under this Release Agreement;

(c)                                  The Company has provided Executive the opportunity to review and consider this Release Agreement for twenty-one (21) days from the date Executive receives this Release Agreement.  At Executive’s option and sole discretion, Executive may waive the twenty-one (21) day review period and execute this Release Agreement before the expiration of twenty-one (21) days.  If Executive elects to waive the twenty-one (21) day review period, Executive acknowledges and admits that Executive was given a reasonable period of time within which to consider this Release Agreement and Executive’s waiver is made freely and voluntarily, without duress or any coercion by any other person; and

(d)                                 Executive may revoke this Release Agreement within a period of seven (7) days after execution of the agreement.  Executive agrees that any such revocation is not effective unless it is made in writing and delivered to the Company, to the attention of the General Counsel of the Seneca Gaming Corporation, 310 Fourth Street, Niagara Falls, New York (Seneca Nation Territory) 14303, by the end of the seventh (7th) calendar day.  Under any such valid revocation, Executive shall not be entitled to any benefits under this Release Agreement and this Release Agreement shall become null and void.  This Release Agreement becomes effective on the eighth (8th) calendar day after it is executed by both parties (the “Effective Date”).

Executive confirms that no claim, charge, or complaint against any of the Released Parties, brought by Executive, exists before any federal, state, or local court or administrative agency.  Executive hereby waives Executive’s right to accept any relief or recovery, including costs and attorney’s fees, from any charge or complaint before any federal, state, or local court or administrative agency against any of the Released Parties, except as such waiver is prohibited by law.

Executive agrees that Executive will not, unless otherwise prohibited by law, at any time hereafter, participate in as a party, or permit to be filed by any other person on  Executive’s behalf or as a member of any alleged class of persons, any action or proceeding of any kind, against the Released Parties or any past, present or future employee benefit and/or pension plans or funds of the Released Entities with respect to any act, omission, transaction or occurrence up to and including the date of the execution of this Release Agreement.  Executive further agrees that Executive will not seek or accept any award or settlement from any source or proceeding with respect to any claim or right covered by this paragraph or by the Release Agreement and that this Release Agreement shall act as a bar to recovery in any such proceedings.

Executive agrees that neither this Release Agreement nor the furnishing of the consideration for the general release set forth in this Release Agreement shall be deemed or construed at any time for any purpose as an admission by the Released Parties of any liability or unlawful conduct of any kind.  Executive further acknowledges and agrees that the consideration provided for herein is adequate consideration for Executive’s obligations under this Release Agreement.

Release of Claims by Company.

Subject to the provisions of this Release Agreement and subject to Executive not exercising Executive’s revocation rights hereunder, the Company hereby irrevocably and unconditionally releases, waives and fully and forever discharges Executive, from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, arising from, by reason of or in any way related to any transaction, event or circumstance which occurred or existed prior to and including the date of this Release Agreement arising out of or in any way related to Executive’s employment with the Company and, to the extent applicable, a Released Party, or the termination thereof.  Notwithstanding the provisions of this paragraph, nothing in this waiver or release shall be construed to constitute any release or waiver by the Company of its rights or claims against Executive arising out of any intentional or willful misconduct or fraudulent or criminal acts engaged in by Executive while in the course of Executive’s employment or service.

Miscellaneous.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Seneca Nation of Indians.  If any provision of the Release Agreement other than the general release set forth above, is declared legally or factually invalid or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable to any extent or in any application, then such provision immediately shall become null and void, leaving the remainder of this Release Agreement in full force and effect.  If any portion of the general release set forth in this Release Agreement is declared to be unenforceable by a court of competent jurisdiction in any action in which Executive participates or joins, Executive agrees that all consideration paid to Executive under this Release Agreement shall be offset against any monies that Executive may receive in connection with any such action.

This Release Agreement sets forth the entire agreement between Executive and the Released Parties and it supersedes any and all prior agreements or understandings with respect to the subject matter hereof, whether written or oral, between the parties, except as otherwise specified in this Release Agreement.  Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to her in connection with Executive’s decision to sign this Release Agreement, except for those set forth in this Release Agreement.

This Release Agreement may not be amended except by a written agreement signed by both parties, which specifically refers to this Release Agreement.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE CAREFULLY HAS READ THIS RELEASE AGREEMENT; THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO THOROUGHLY DISCUSS ITS TERMS WITH COUNSEL OF EXECUTIVE’S CHOOSING; THAT EXECUTIVE FULLY UNDERSTANDS ITS TERMS AND ITS FINAL AND BINDING EFFECT; THAT THE ONLY PROMISES MADE TO SIGN THIS RELEASE AGREEMENT ARE THOSE STATED AND CONTAINED IN THIS RELEASE AGREEMENT; AND THAT EXECUTIVE IS SIGNING THIS RELEASE AGREEMENT KNOWINGLY AND VOLUNTARILY.  EXECUTIVE STATES THAT EXECUTIVE IS IN GOOD HEALTH AND IS FULLY COMPETENT TO MANAGE EXECUTIVE’S BUSINESS AFFAIRS AND UNDERSTANDS THAT EXECUTIVE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS RELEASE AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, Executive has executed this Release Agreement as of the date set forth below.

EXECUTIVE

By:
Name:
Date:

Sworn to and subscribed before me
this ___ day of _____________, 20___.

Notary Public

ACCEPTED AND ACKNOWLEDGED BY
SENECA GAMING CORPORATION

By:
Name:
Title:
Date: